EXHIBIT 99.1

Microsemi Reports Record Third Quarter 2010 Results

IRVINE, Calif., July 22, 2010 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its third quarter of fiscal year 2010 ended June 27, 2010.

  Net Sales for Third Quarter Totaled a Record $136.0 Million an Increase of 27.1 Percent Over Prior Year and 15.1 Percent Over Prior Quarter
  Gross Margin Increased 620 Basis Points Over Prior Year and 100 Basis Points Over Prior Quarter
  Non-GAAP Diluted EPS Increased 100.0 Percent Over Prior Year and 15.4 Percent Over Prior Quarter
  GAAP Diluted EPS Increased 300.0 Percent Over Prior Year and 185.7 Percent Over Prior Quarter
  Operations Generated Cash Flow of $36.4 Million
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's third quarter of 2010 were a record $136.0 million, up 27.1 percent from the third quarter of 2009 and up 15.1 percent from the second quarter of 2010. Gross margin in the third quarter of 2010 was 48.4 percent, up 620 basis points from the third quarter of 2009 and up 100 basis points from the second quarter of 2010.

On a non-GAAP basis, operating margin was 21.6 percent in the third quarter of 2010, up 650 basis points from the third quarter of 2009 and down 20 basis points from the second quarter of 2010. Non-GAAP net income for the third quarter of 2010 was $24.7 million or $0.30 per diluted share compared to $12.6 million or $0.15 per diluted share for the third quarter of 2009 and $21.4 million or $0.26 per diluted share in the second quarter of 2010. For the third quarter of 2010, the non-GAAP effective tax rate was 15.6 percent.

On a GAAP basis, operating margin was 10.2 percent in the third quarter of 2010, up 670 basis points from the third quarter of 2009 and down 220 basis points from the second quarter of 2010. GAAP net income for the third quarter of 2010 was $33.0 million or $0.40 per diluted share compared to $7.8 million or $0.10 per diluted share for the third quarter of 2009 and $11.5 million or $0.14 per diluted share in the second quarter of 2010. For the third quarter of 2010, we evaluated our deferred tax assets and liabilities subsequent to the acquisition of White Electronics Design Corporation and reversed non-cash valuation allowances of $22.8 million. This resulted in a net GAAP effective tax benefit of $19.3 million.  Operating cash flow for the third quarter of 2010 was $36.4 million excluding $2.8 million in transaction costs or $33.6 million on a net basis.

James J. Peterson, President and Chief Executive Officer, stated, "We are extremely pleased with our third quarter results with meaningful contributions from multiple product lines that should continue to strengthen over the next several quarters. Our gross margin showed significant improvement which includes an initial contribution from our Scottsdale transition. This is a good indicator of things to come, with continued profitability improvement from our core business and further contribution from our Scottsdale facility. In addition, we are on plan with our White acquisition integration. As previously stated, it will meet or exceed our corporate gross margin target."

Business Outlook

Microsemi expects that for the fourth quarter of fiscal year 2010, our net sales will increase between a range of 7 percent and 9 percent, sequentially. On a non-GAAP basis, we expect earnings for the fourth quarter of fiscal year 2010 to be $0.33 to $0.35 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Third Quarter 2010 Earnings Conference Call and Webcast

Date:    Thursday, July 22, 2010
Time:    4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 88226116.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, July 22, 2010 through 11:59 pm EST (8:59 pm PST) on Thursday, July 29th. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 88226116.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's revenue and earnings guidance, continued execution in delivering consistently profitable results, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

(Financial Tables Follow)

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended			Nine Months Ended
	June 27, 2010	Mar 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

Net sales	$136,017	$ 118,218	$ 107,007	$ 367,067	$ 343,294

Selected GAAP Financial Measures
Gross profit	$ 65,772	$ 56,001	$ 45,169	$ 174,041	$ 138,314
Gross margin	48.4%	47.4%	42.2%	47.4%	40.3%
Operating income	$ 13,860	$ 14,672	$ 3,774	$ 39,004	$ 881
Operating margin	10.2%	12.4%	3.5%	10.6%	0.3%
Net income	$ 33,032	$ 11,486	$ 7,842	$ 52,478	$ 4,439
Diluted earnings per share	$ 0.40	$ 0.14	$ 0.10	$ 0.64	$ 0.05

Selected Non-GAAP Financial Measures
Gross profit	$ 65,854	$ 56,001	$ 45,301	$ 174,123	$ 149,483
Gross margin	48.4%	47.4%	42.3%	47.4%	43.5%
Operating income	$ 29,379	$ 25,797	$ 16,152	$ 77,408	$ 56,190
Operating margin	21.6%	21.8%	15.1%	21.1%	16.4%
Net income	$ 24,665	$ 21,356	$ 12,577	$ 64,054	$ 45,500
Diluted earnings per share	$ 0.30	$ 0.26	$ 0.15	$ 0.78	$ 0.56

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Nine Months Ended
	June 27, 2010	Mar 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

GAAP gross margin	$ 65,772	$ 56,001	$ 45,169	$ 174,041	$ 138,314
Inventory reserves due to restructuring activities (a)	—	—	—	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	—	—	590
Manufacturing profit in acquired inventory (b)	82	—	132	82	375
Non-GAAP gross margin	$ 65,854	$ 56,001	$ 45,301	$ 174,123	$ 149,483

GAAP operating income	$ 13,860	$ 14,672	$ 3,774	$ 39,004	$ 881
Inventory reserves due to restructuring activities (a)	—	—	—	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	—	—	590
Manufacturing profit in acquired inventory (b)	82	—	132	82	375
Restructuring and other special charges (a)	1,242	380	319	2,010	7,959
Amortization of intangible assets (c)	5,917	3,884	4,154	13,684	10,960
Stock based compensation (d)	5,969	6,231	5,723	18,936	20,614
In process research and development (g)	—	—	1,310	—	1,310
Exceptional legal matters (e)	340	211	740	1,304	3,297
Direct acquisition costs (f)	1,969	419	—	2,388	—
Non-GAAP operating income	$ 29,379	$ 25,797	$ 16,152	$ 77,408	$ 56,190

GAAP net income	$ 33,032	$ 11,486	$ 7,842	$ 52,478	$ 4,439
Inventory reserves due to restructuring activities (a)	—	—	—	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	—	—	590
Manufacturing profit in acquired inventory (b)	82	—	132	82	375
Restructuring and other special charges (a)	1,242	380	319	2,010	7,959
Amortization of intangible assets (c)	5,917	3,884	4,154	13,684	10,960
Stock based compensation (d)	5,969	6,231	5,723	18,936	20,614
In process research and development (g)	—	—	1,310	—	1,310
Exceptional legal matters (e)	340	211	(360)	1,304	2,197
Direct acquisition costs (f)	1,969	419	—	2,388	—
Income tax effect on non-GAAP adjustments (h)	(23,886)	(1,255)	(6,543)	(26,828)	(13,148)
Non-GAAP net income	$ 24,665	$ 21,356	$ 12,577	$ 64,054	$ 45,500

GAAP diluted earnings per share	$ 0.40	$ 0.14	$ 0.10	$ 0.64	$ 0.05
Effect of non-GAAP adjustments on diluted earnings (loss) per share	(0.10)	0.12	0.05	0.14	0.51
Non-GAAP diluted earnings per share	$ 0.30	$ 0.26	$ 0.15	$ 0.78	$ 0.56

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	82,569	82,473	81,676	81,911	81,490

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION Consolidated Income Statements (Unaudited, in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	June 27, 2010	Mar 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

NET SALES	$ 136,017	$ 118,218	$ 107,007	$ 367,067	$ 343,294
Cost of sales	70,245	62,217	61,838	193,026	204,980

GROSS MARGIN	65,772	56,001	45,169	174,041	138,314

Operating expenses:
Selling, general and administrative	28,059	24,722	25,748	78,594	87,571
Research and development	14,842	12,054	10,032	38,701	31,008
Amortization of intangible assets	5,917	3,884	4,154	13,684	10,960
Direct acquisition costs	1,969	419	—	2,388	—
In process research and development	—	—	1,310	—	1,310
Restructuring charges	1,125	250	151	1,670	6,584

Total operating expenses	51,912	41,329	41,395	135,037	137,433

OPERATING INCOME	13,860	14,672	3,774	39,004	881

Interest and other income (expense), net	(158)	(144)	969	(480)	1,912

INCOME BEFORE INCOME TAXES	13,702	14,528	4,743	38,524	2,793

Provision (benefit) for income taxes	(19,330)	3,042	(3,099)	(13,954)	(1,646)

NET INCOME	$ 33,032	$ 11,486	$7,842	$ 52,478	$ 4,439

Earnings per share
Basic	$ 0.40	$ 0.14	$ 0.10	$ 0.65	$ 0.05
Diluted	$ 0.40	$ 0.14	$ 0.10	$ 0.64	$ 0.05

Common and common equivalent shares outstanding:
Basic	81,717	81,693	81,276	81,166	80,961
Diluted	82,569	82,473	81,676	81,911	81,490

MICROSEMI CORPORATION Condensed Consolidated Balance Sheets (Unaudited, in thousands)

	June 27, 2010	September 27, 2009
ASSETS

Current assets:
Cash and cash equivalents	$188,199	$216,742
Investment in auction rate securities	—	46,550
Accounts receivable, net	75,181	62,543
Inventories	118,293	95,372
Other current assets	24,662	33,515
Total current assets	406,335	454,722
Non-current assets	448,937	356,408

TOTAL ASSETS	$855,272	$ 811,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Auction rate securities credit facility	$—	$46,550
Other current liabilities	67,581	54,219
Long-term liabilities	37,435	34,010
Stockholders' equity	750,256	676,351

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$855,272	$811,130

Balance Sheet Note

As of June 27, 2010, all auction rate securities held on September 27, 2009 were redeemed at par plus accrued interest by the issuers of the securities and as such, we held no auction rate securities at June 27, 2010. The proceeds from the redemption of the auction rate securities were used to repay amounts outstanding on the auction rate securities credit facility. The auction rate securities held on September 27, 2009 were subject to a settlement agreement and, per the terms of the settlement agreement: a) we held rights to sell our remaining investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010 through July 2, 2012 and b) we were permitted to borrow at "no net cost" the full par value of our investment in auction rate bonds.  We concluded that any other-than-temporary impairment in the fair value of our auction rate securities held on September 27, 2009 would be offset substantially by the fair value recognized for the rights provided to us in the settlement agreement. As such, the investment in auction rate securities and the fair value of the auction rate securities settlement agreement at September 27, 2009 were recorded at the par value of the auction rate securities.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a)  Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Restructuring activities also include cost reduction measures to balance our operations to meet customer demand. Inventory reserves due to restructuring activities and impairment of fixed assets relate to the exiting of product that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b)  Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts are related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f)   Under recently adopted accounting guidance, direct acquisition costs are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) In process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, an acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

(h) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items.

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Executive Vice President
           and Chief Financial Officer
          Investors:
          Robert C. Adams, Vice President of Corporate Development
          (949) 221-7100